Exhibit 99.5

TRANSATLANTIC PETROLEUM CORP.		+

Please return completed form to:
Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1

	Interim Financial Statements		Annual Report
☐	Mark this box if you would like to receive Interim Financial Statements by mail.	☐	Mark this box if you would like to receive the Annual Report by mail.

Financial Statements Request Form

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Name

Apt.                                             Street Number                                     Street Name

City	Prov. / State	Postal Code / Zip Code

+
TNPQ	3 LTE

3LTE04	TNPQ.BEN_IA.E.3806.OUTSOURCED/000001/000001/i